UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                November 4, 2005
                Date of Report (Date of earliest event reported)


                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         Michigan                      001-32428               30-0030900
(State or other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                       Identification Number)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

Item 8.01 OTHER EVENTS

     C&W Manufacturing Inc., d/b/a FENCEmaster ("Fencemaster"), is a manufacturer of dog kennels, and a significant customer of Tarpon (although representing less than 10% of our sales for the six months ended June 30, 2005). Fencemaster has been experiencing a lack of working capital in its operations.
In order to maintain our Fencemaster sales, we have been negotiating with Fencemaster to purchase its assets, which negotiations are ongoing. We have an executed purchase agreement with Fencemaster, which is currently being held in escrow by us and can be released and made effective solely by us at our option. If we determine to do so, we will file a requisite report on Form 8-K. We are seeking financing to acquire and operate the Fencemaster business prior to determining whether to make the purchase agreement effective.

     We have determined to supply Fencemaster with inventory pending our acquisition or our abandonment of these efforts. In order to secure these advances, presently totaling approximately $1,050,000, Fencemaster and its senior lender have granted us a security interest in Fencemaster's assets junior only to that of the senior lender. In addition, and prior to the commencement of our acquisition efforts, our unsecured account receivable due from Fencemaster was approximately $800,000, which amount is presently outstanding.

     Our efforts have been affected by the filing of an involuntary Chapter 7 bankruptcy petition against Fencemaster by three of its trade creditors in the Bankruptcy Court for the Western District of Tennessee. To date, the Bankruptcy Court has not entered an order confirming the Chapter 7 bankruptcy . If we seek to proceed with the acquisition, it is likely that the purchase of Fencemaster's assets will be subject to Bankruptcy Court approval, including offers the Bankruptcy Court may deem higher or better.

     If we are unable to consummate a transaction in which we acquire the assets of Fencemaster, we may lose some or all of our unsecured accounts receivable. In addition, depending on the assets of Fencemaster available for distribution to its secured creditors and the amount due to its senior lender at the time of any such distribution, we could lose some of the secured account receivable. There can be no assurance that we will be able to consummate the Fencemaster acquisition, or that Bankruptcy Court approval, if required, will be obtained.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 4, 2005

                               TARPON INDUSTRIES, INC.


                                By:/s/ J. Peter Farquhar
                                  -------------------------------------------
                                  J. Peter Farquhar, Chief Executive Officer